Exhibit 16.1

August 26, 2009

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N.W.
Washington, DC 20549

Re: K'S Media

Commission File Number 000-52760

Dear Sirs:

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filled with the Securities and Exchange Commission on August 26, 2009 regarding the change of auditors. We agree with all statements pertaining to us.

Sincerely,

/s/ Goldman Parks Kurland Mohidin LLP
Goldman Parks Kurland Mohidin LLP